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                              CONSULTING AGREEMENT

          THIS AGREEMENT is made and entered into as of the 22nd day of January, 1999, by and between IT/IS, INC., a Texas corporation, having its principal office in Houston, Texas ("COMPANY"), and FRANKLIN C. FISHER, JR. AND STEVE L. TEBO, individuals, having their principal office in Houston, Texas ("CONSULTANTS").

                                  WITNESSETH

          WHEREAS, Company provides certain litigation support and related services to Fortune 500 corporations and law firms;

          WHEREAS, the services of Consultants, their experience and knowledge of the affairs of the Company, and their reputation and contacts in the industry are extremely valuable to the Company;

          WHEREAS, the Company desires to avail itself of Consultants' experience and knowledge of the industry to receive the benefits of their management ability, reputation and contacts in the industry, and Consultants are willing to advise and consult with the Company on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and Consultants hereby agree as follows:

          1. RECITALS PART OF AGREEMENT. The foregoing recitals are made a part of this Agreement.

          2. CONSULTANTS TO ACT AS CONSULTANTS TO COMPANY FOR TERM ENDING DECEMBER 31, 2000. The Company hereby retains Consultants and Consultants hereby accept such retention as advisors to and consultants with the Company, and Consultants agree to perform the services specified herein upon the terms and conditions hereinafter set forth for a term beginning on the date above shown (the "Effective Date") and ending on December 31, 2000, unless sooner terminated as hereinafter provided.


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          3. CONSIDERATION. For the services rendered by Consultants pursuant to this Agreement and as consideration for the agreements made by Consultants herein, the Company shall compensate Consultants as follows:

               (a) The Company shall reimburse Consultants for reasonable out-of-pocket expenses incurred by Consultants on behalf of Company.

               (b) The Company hereby grants to Consultants an option
          ("Option") to acquire 520,000 shares of Company's common stock, $____ par value ("Stock"), at an exercise price of $.12 per share
          ("Exercise Price"). The Option will commence on the Effective Date and will expire on May 22, 2000. The Option may be exercised by Consultants at any time prior to its expiration by the payment to Company of $62,400.00 by check or wire transfer to the account of Company. Consultants shall designate the exercise date ("Exercise Date"), method of payment and the number of shares to be issued to each Consultant in the notice of intent to exercise the Option, which notice must be written and delivered to Company within ten (10) days of the Exercise Date.

          4. DELIVERY OF STOCK. The Company shall cause the delivery of the Stock to Consultants upon receipt of the Exercise Price. When received by Consultants, the Stock shall be fully-paid, non-assessable and free of any liens or encumbrances of any kind but restricted as to transferability under the federal securities laws. No later than fifteen (15) days after the Option is exercised, the Company shall file a SB-1, SB-2, S-8 (or other applicable form) registration with the Securities and Exchange Commission pursuant to which the Company will register or qualify the Stock to the extent requisite to permit the public offering and sale of the Stock and will use its best efforts to cause such registration statement to become effective as promptly as practicable. The Company shall bear all expenses incurred in connection with such registration statement. Failure by the


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Company to file a registration statement within the fifteen (15) days described above shall entitle the Consultants to an additional Ten Thousand (10,000) shares of Stock for each day the Company fails to file the appropriate registration.

          5. DUTIES. Consultants shall, during the term of this Agreement and subject to the provisions hereof, serve the Company as consultants with such powers and duties as may be prescribed from time to time by the Chief Executive Officer of the Company. Consultants shall, during the term of this Agreement, strive to enhance the business and opportunities of the Company and to pursue diligently their duties and assignments at all times, employing and following such methods and techniques in connection therewith as might be suggested or requested by the Chief Executive Officer of the Company.

          6. EXTENT OF SERVICE. During the term of this Agreement, Consultants shall devote such time and efforts as necessary to the Company and to performance of the services described in this Agreement. This Agreement does not prohibit Consultants from participating in other business activities, provided they are not in any way in competition with, or detrimental to, the Company.

          7. DISCLOSURE OF INFORMATION. Consultants recognize that as consultants to the Company, Consultants will occupy a position of trust with respect to business information of a secret or confidential nature which is the property of the Company and which may be imparted to Consultants from time to time in the course of Consultants' duties. Consultants therefore agree that:

                  (a) Consultants shall not at any time, whether in the course of Consultants serving as consultants hereunder or thereafter, use or disclose directly or indirectly to any person outside of the Company (or any affiliates thereof) any of such information;

                  (b) Consultants shall return promptly upon the termination of Consultants serving as consultants hereunder to the Company at its


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         discretion and expense any and all copies (either prepared by the
         Company or Consultants) of the records, drawings, materials, memoranda, customer lists and other data pertaining to such secret or confidential information; and

                  (c) The term "information of a secret or confidential nature" shall mean information of any nature and in any form which at the time or times concerned is not generally known to those persons engaged in businesses similar to those conducted or contemplated by the Company (other than by the act or acts of an employee not authorized by the Company to disclose such information) and which relates to any one or more of the aspects of the Company's business, including, but not limited to patents and patent applications; inventions or improvements, whether patentable or not; development projects; products; product designs and the materials for products, policies, processes, formulas, techniques, know-how and other facts relating to design, construction, manufacturing or servicing of products or relating to materials for products; policies, processes, formulas, techniques, know-how and other facts relating to the businesses in which the Company is engaged; advertising, promotions, financial matters, customers, customers' lists, customers' purchase requirements for products and services and other trade secrets.

          8. NOTICES. Any notice required or permitted hereunder shall be sufficient if in writing and if sent by certified mail, postage prepaid, return receipt requested, to the addresses set forth on the execution page hereof, or to such other address as may be designated by written notice similarly given by either party to the other.

          9. ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other.


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          10. AMENDMENTS. This Agreement may only be amended by a written instrument captioned on its face as an "Amendment" hereto and duly executed by the Company and Consultants.

          11. APPLICABLE LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Texas.

          12. BINDING EFFECT. This Agreement shall inure to the benefit of and be enforceable against the Company and Consultants and their respective successors, legal representatives, heirs and permitted assigns. This Agreement shall specifically survive and be binding upon any entity into which Company may be merged or combined, either upon agreement or by operation of law.

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          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Consultants have executed this Agreement as of the 22nd day of January, 1999.

                               COMPANY:
                               IT/IS, INC.

                               By:   /s/ Hunter Carr
                                  ----------------------------------------
                                     Hunter Carr
                                     Chief Executive Officer

                               Address for Notices:

                               4301 Windfern, Suite 200
                               Houston, Texas  77041



                               CONSULTANTS:

                                /s/ Steve L. Tebo
                               ----------------------------
                               Steve L. Tebo

                                /s/ Franklin  C. Fisher, Jr.
                               ----------------------------
                               Franklin  C. Fisher, Jr.

                               Address for Notices:

                               5433 Westheimer, Suite 500
                               Houston, Texas 77056